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                                  Exhibit 21.1

                         Subsidiaries of the Registrant

The Company

      Mule-Hide Products Co., Inc., a Texas corporation
      Amcraft Building Products Co., Inc., a Delaware corporation
      Vande Hey Roof Tile Installation, Inc., a Delaware corporation
      Vande Hey Raleigh Roof Tile Manufacturing, Inc., a Delaware corporation

Mule-Hide Products Co., Inc.

      None

Amcraft Building Products Co.

      None

Vande Hey Roof Tile Installation, Inc.

      None

Vande Hey Raleigh Roof Tile Manufacturing, Inc.

      None